AMERICAN DAIRY, INC.
2009 STOCK INCENTIVE PLAN

1.	Purpose.

The purpose of the American Dairy, Inc. 2008 Stock Incentive Plan (the “Plan”) is to enhance the long-term stockholder value of American Dairy, Inc., a Utah corporation (the “Company”), by offering opportunities to employees, directors, officers, consultants, agents, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section  2) to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

2.1           “Award” means an award or grant made pursuant to the Plan, including, without limitation, awards or grants of Options, Performance Options, Performance Stock Awards,  and Restricted Stock Awards or any combination of the foregoing.

2.2           “Board” means the Board of Directors of the Company.

2.3           “Cause” means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), as provided under applicable law, in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.4           “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

2.5           “Common Stock” means the common stock, par value $.01 per share, of the Company.

2.6           “Corporate Transaction” means any of the following events:

(a)           Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of capital stock of the surviving corporation immediately after the merger);

(b)           Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets other than a transfer of the Company’s assets to a majority-owned subsidiary corporation (as the term “subsidiary corporation” is defined in Section 8.3) of the Company; or

(c)           Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

2.7           “Disability” means “permanent and total disability” as that term is defined for purposes of Section 22(e)(3) of the Code.

2.8           “Early Retirement” means early retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.9           “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

2.10          “Fair Market Value” shall be established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq Global Market or the Nasdaq Capital Market, the average of the high and low per share sales prices for the Common Stock as reported by the Nasdaq Global Market or the Nasdaq Capital Market (as the case may be) for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange, the NYSE Arca Exchange, or the American Stock Exchange, the average of the high and low per share sales prices for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of the Fair Market Value.  Notwithstanding anything in this Plan to the contrary, to the extent applicable, the determination of the Fair Market Value of a share of Common Stock shall be determined in a manner which complies with Section 409A of the Code and the applicable Treasury Regulations promulgated thereunder.

2.11           “Grant Date” means the date the Plan Administrator adopted the granting resolution and all conditions precedent to the grant have been satisfied; provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date. If, however, the Plan Administrator designates in a resolution a later date as the date an Award is to be granted, then such later date shall be the “Grant Date.”

2.12           “Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

2.13           “Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

2.14           “Option” means the right to purchase Common Stock granted under Section 7.

2.15           “Participant” means (a) the person to whom an Award is granted; (b) for a Participant who has died, the personal representative of the Participant’s estate, the person(s) to whom the Participant’s rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 10; or (c) person(s) to whom an Award has been transferred in accordance with Section 10.

2.16           “Performance Option” means an Option subject to performance requirements granted under Section 7.

2.17           “Performance Stock Award” means shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions and/or performance requirements prescribed by the Plan Administrator.

2.18           “Plan Administrator” means the Compensation Committee of the Board or any successor committee of the Board designated to administer the Plan under Section 3.1.

2.19           “PRC” means the People’s Republic of China.

2.20           “Restricted Stock Award” means shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

2.21           “Retirement” means retirement on or after the individual’s normal retirement date under PRC law or the law of such individual’s other jurisdiction of employment unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan.

2.22           “Securities Act” means the United States Securities Act of 1933, as amended.

2.23           “Subsidiary”, except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect subsidiary of the Company.

3.	Administration.

3.1           Plan Administrator.  The Plan shall be administered by the Compensation Committee of the Board or a successor committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code and (b) “non employee directors” as contemplated by Rule 16b-3 under the Exchange Act. The Plan Administrator may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Plan Administrator may authorize one or more officers of the Company to grant Awards to designated classes of eligible persons, within the limits specifically prescribed by the Plan Administrator.

3.2           Administration and Interpretation by the Plan Administrator.  Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

4.	Stock Subject to the Plan.

4.1           Authorized Number of Shares.  Subject to adjustment from time to time as provided in Section 11.1, the number of shares of Common Stock that shall be available for issuance under the Plan shall be: (a) 2,000,000 shares plus (b) any authorized shares of Common Stock that, as of May 7, 2009, were available for issuance under the American Dairy, Inc. 2003 Incentive Stock Plan (the “Prior Plan”)  (or that thereafter become available for issuance under the Prior Plan in accordance with its terms).  The maximum aggregate number of shares of  Common Stock that may be issued under the Plan pursuant to the exercise or vesting of Awards shall be the number determined pursuant to the preceding sentence, as adjusted from time to time pursuant to Section 11.1.  Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2           Limitations.  Subject to adjustment from time to time as provided in Section 11.1, the number of shares of Common Stock that may be made subject to Awards under the Plan to any individual shall be limited in accordance with the requirements under Section 162(m) of the Code.

4.3           Reuse of Shares.  Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares), and/or shares of Common Stock subject to repurchase or forfeiture which are subsequently reacquired by the Company, shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

5.	Eligibility.

Awards may be granted under the Plan to those officers, directors and employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be granted to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries.

6.	Awards.

6.1           Form and Grant of Awards.  The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, Performance Options, Performance Stock Awards and Restricted Stock Awards. Awards may be granted singly or in combination.

6.2           Settlement of Awards.  The Company may settle Awards through the delivery of shares of Common Stock, cash payments, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents.

6.3           Acquired Company Option Awards.  Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of an Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the “Acquisition Transaction”). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

7.	Terms and Conditions of Options.

7.1           Grant of Options.  The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options or Performance Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2           Option Exercise Price.  The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options.

7.3           Term of Options.  The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

7.4           Exercise and Vesting of Options.  The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. To the extent that an Option has become exercisable, the Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.6. The Plan Administrator may determine at any time that an Option may not be exercised as to less than any number of shares at any one time for vested shares and any number in its discretion for unvested shares (or the lesser number of remaining shares covered by the Option).

7.5           Performance Options.  The Plan Administrator is authorized to subject an Option to performance requirements (which may be based on continuous service with the Company or the achievement of performance goals related to profits or loss, revenue or profit growth or loss reduction, profit or loss related return ratios, other balance sheet or income statement targets or ratios, market share, project completion, operational or productivity efficiency gains, cash flow, share price appreciation or total stockholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, must be satisfied as a condition of the Option becoming vested and exercisable.  Such performance requirements shall be set forth in the instrument evidencing the Award.

7.6           Payment of Exercise Price.  Except in the case that a cashless exercise or same-day-sale is approved and implemented by the Plan Administrator, the exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check (if any) and one or both of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price or (b) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the United States Federal Reserve Board. In addition, the exercise price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.6, or by such other consideration as the Plan Administrator may permit.

7.7           Post-Termination Exercises.  The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

In case of termination of the Participant’s employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares vested at the date of such termination, only (a) within one year if the termination of the Participant’s employment or services is coincident with Retirement, Early Retirement at the Company’s request or Disability or (b) within three months after the date the Participant ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary if termination of the Participant’s employment or services is for any reason other than Retirement, Early Retirement at the Company’s request or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Participant’s death may be exercised, to the extent of the number of shares vested at the date of the Participant’s death, by the personal representative of the Participant’s estate, the person(s) to whom the Participant’s rights under the Option have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 10 at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. Any portion of an Option that is not vested on the date of termination of the Participant’s employment or services shall terminate on such date, unless the Plan Administrator determines otherwise. In case of termination of the Participant’s employment or services for Cause, the Option shall automatically terminate upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or services with the Company are suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option likewise shall be suspended during the period of investigation.

With respect to employees, unless the Plan Administrator at any time determines otherwise, “termination of the Participant’s employment or services” for purposes of the Plan (including without limitation this Section 7) shall mean any reduction in the Participant’s regular hours of employment to less than thirty (30) hours per week. A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

7.8           Prohibition on Option Repricing.  An option issued under the Plan may not, without prior approval of the Company’s stockholders at a duly-constituted meeting, be repriced by lowering the option exercise price or by cancellation of an outstanding option with a subsequent replacement or re-grant of an option with a lower exercise price.

8.	Incentive Stock Option Limitations.

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1           Dollar Limitation.  To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be subject to delayed exercisability or treated as a Nonqualified Stock Option as set forth by the Plan Administrator in the agreement(s) evidencing the Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2           10% Stockholders.  If an individual owns more than 10% of the total voting power of all classes of the Company’s stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with Section 422 of the Code.

8.3           Eligible Employees.  Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4           Term.  The term of an Incentive Stock Option shall not exceed 10 years.

8.5           Exercisability.  To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to Disability, such Option must be exercised within one year after such termination. Disability shall be deemed to have occurred on the first day after the Company has furnished its opinion of Disability to the Plan Administrator. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6           Taxation of Incentive Stock Options.  In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Plan Administrator may require a Participant to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

9.	Restricted Stock Awards and Performance Stock Awards.

9.1           Grant of Restricted Stock Awards.  The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions and/or requirements, as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Restricted Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Restricted Stock Award shall occur by reason of termination of the Participant’s employment or service relationship.

9.2           Performance Stock Awards.  The Plan Administrator in its sole discretion is authorized to subject Restricted Stock Awards to performance restrictions and/or requirements which may be based on continuous service with the Company or the achievement of performance goals related to profits or loss, revenue or profit growth or loss reduction, profit or loss related return ratios, other balance sheet or income statement targets or ratios, market share, project completion, operational or productivity efficiency gains, cash flow, share price appreciation or total stockholder return, where such goals may be stated in absolute terms or relative to comparison companies. To the extent an Award subject to performance goals is intended to be exempt under  Section 162(m) of the Code, unless otherwise permitted in compliance with Section 162(m) of the Code, the Plan Administrator shall establish the performance goals (and any applicable performance award formula) applicable to the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable performance period or (b) the date on which twenty five percent (25%) of the performance period has elapsed, and, in any event, at a time when the outcome of the performance goals remains substantially uncertain.

9.3           Issuance of Shares.  Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Restricted Stock Award, or upon the Participant’s release from any terms, conditions and restrictions of a Restricted Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant’s death, to the personal representative of the Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.4           Waiver of Restrictions.  Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Restricted Stock Award intended to be exempt under Section 162(m) of the Code for the year in which the Restricted Stock Award is settled in such a manner as would increase the amount otherwise payable to a Participant.

10.	Assignability.

No Awards granted under the Plan or any interest therein may be assigned, pledged or transferred by the Participant other than by will or by the applicable laws of descent and distribution, and, during the Participant’s lifetime, such Award may be exercised only by the Participant or a permitted assignee or transferee of the Participant (as provided below). Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Participant to designate a beneficiary who may exercise the Award or receive payment under the Award after the Participant’s death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

11.	Adjustments.

11.1           Adjustment of Shares.  In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Sections 4.1;  (ii) the maximum number and kind of securities that may be made subject to Awards to any individual as set forth in Section 4.2; and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

11.2           Corporate Transaction.

(a)           Options.  Except as otherwise provided in the instrument that evidences the Option, in the event of a Corporate Transaction, the Plan Administrator shall determine whether provision will be made in connection with the Corporate Transaction for an appropriate assumption of the Options theretofore granted under the Plan (which assumption may be effected by means of a payment to each Participant (by the Company or any other person or entity involved in the Corporate Transaction), in exchange for the cancellation of the Options held by such Participant, of the difference between the then Fair Market Value of the aggregate number of shares of Common Stock then subject to such Options and the aggregate exercise price that would have to be paid to acquire such shares) or for substitution of appropriate new options covering stock of a successor corporation to the Company or stock of an affiliate of such successor corporation. If the Plan Administrator determines that such an assumption or substitution will be made, the Plan Administrator shall give notice of such determination to the Participants, and the provisions of such assumption or substitution, and any adjustments made (i) to the number and kind of shares subject to the outstanding Options (or to the options in substitution therefor), (ii) to the exercise prices, and/or (iii) to the terms and conditions of the stock options, shall be binding on the Participants. Any such determination shall be made in the sole discretion of the Plan Administrator and shall be final, conclusive and binding on all Participants. If the Plan Administrator, in its sole discretion, determines that no such assumption or substitution will be made, the Plan Administrator shall give notice of such determination to the Participants, and each Option that is at the time outstanding shall automatically accelerate so that each such Option shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested and exercisable. All such Options shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the successor corporation or an affiliate thereof.

(b)           Performance Stock Awards or Restricted Stock Awards.  Except as otherwise provided in the instrument that evidences the Award, in the event of a Corporate Transaction, the vesting of shares subject to Performance Stock Awards or Restricted Stock Awards shall accelerate, and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting of outstanding Options accelerates in connection with the Corporate Transaction. If unvested Options are to be assumed, continued or substituted by a successor corporation without acceleration upon the occurrence of a Corporate Transaction, the forfeiture provisions to which such Performance Stock Awards or Restricted Stock Awards are subject will continue with respect to shares of the successor corporation that may be issued in exchange for such shares subject to Performance Stock Awards or Restricted Stock Awards.

11.3           Further Adjustment of Awards.  Subject to Section 11.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

11.4           Limitations.  The grant of Awards will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

11.5           Fractional Shares.  In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

12.	Withholding.

The Company may require the Participant to pay to the Company the amount of any taxes or social insurance contributions that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Participant to satisfy withholding obligations, in whole or in part, (a) by paying cash, (b) by electing to have the Company withhold shares of Common Stock (up to the minimum required federal withholding rate), or (c) by transferring shares of Common Stock to the Company (already owned by the Participant for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes or social insurance contributions. The Company may also deduct from any Award any other amounts due from the Participant to the Company or a Subsidiary.

13.	Amendment and Termination of Plan.

13.1           Amendment of Plan.  The Plan may be amended only by the Board in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, stockholder approval will be required for any amendment that will (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require stockholder approval under any applicable law or regulation.

13.2           Termination of Plan.  The Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the later of (a) the Plan’s adoption by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

13.3           Consent of Participant.  The amendment or termination of the Plan shall not, without the consent of the Participant, impair or diminish any rights or obligations under any Award theretofore granted under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

14.	General.

14.1           Evidence of Awards.  Awards granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

14.2           Continued Employment or Services; Rights in Awards.  None of the Plan, participation in the Plan or any action of the Plan Administrator taken under the Plan shall be construed as giving any person any right to be retained in the employ of the Company or limit the Company’s right to terminate the employment or services of any person.

14.3           Registration.  The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with U.S. federal and state securities laws.

Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

As a condition to the exercise of an Award, the Company may require the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require such other action or agreement by the Participant as may from time to time be necessary to comply with the federal and state securities laws.

14.4           No Rights As A Stockholder.  No Option or Award shall entitle the Participant to any dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award, free of all applicable restrictions.

14.5           Compliance With Laws And Regulations.  No Shares of Common Stock shall be issued pursuant to an Award unless such issuance complies with all applicable laws and regulations. Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

14.6           No Trust Or Fund.  The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

14.7           Severability.  If any provision of the Plan or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Option under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Plan and any such Option shall remain in full force and effect.

14.8           Participants In Foreign Countries.  The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable, after consideration of the provisions of the laws of the PRC or other foreign countries in which the Company or its Subsidiaries may operate, to ensure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.   The Plan Administrator may restrict the issuance of shares of Common Stock pursuant to any Awards or delay the removal of restrictions on shares of Common Stock pursuant to any Awards until it determines in its discretion that  the Company or its Subsidiaries has satisfied the legal or regulatory  procedures or requirements as may be necessary or desirable to ensure the viability of the benefits of the Awards.

14.9           Choice Of Law.  The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the federal laws of the United States, shall be governed by the laws of the State of Utah without giving effect to principles of conflicts of laws.

15.	Effective Date.

The Plan’s effective date is the date on which it is adopted by the Board, so long as it is approved by the Company’s stockholders at any time within 12 months of such adoption.

AMERICAN DAIRY, INC.

2009 STOCK INCENTIVE PLAN

PERFORMANCE OPTION AGREEMENT

(Cashless Exercise)

American Dairy, Inc., a Utah corporation (the “Company”), has granted to the Participant named on the Notice of Grant of Performance Options (the “Notice of Grant”), which is attached hereto, an option (the “Option”) to purchase that number of Shares set forth on the Notice of Grant at the exercise price per Share set forth on the Notice of Grant (the “Exercise Price”), subject to all of the terms, definitions and provisions in this Agreement and the Company’s 2009 Stock Incentive Plan (the “Plan”), which is incorporated herein by reference.  Notwithstanding the foregoing, the grant of the Option contemplated herein and the Notice of Grant are subject to and conditioned upon the approval of the Plan by the Company’s shareholders at a duly constituted meeting, and shall have no force or effect until such approval is received.  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.  The terms defined in the Plan shall have the same defined meanings in this Agreement.

1.           Nature of Option.  This Option is not intended to qualify as an Incentive Stock Option under Section 422 of the Code. This Option is intended to be a Nonstatutory Stock Option.

2.           Vesting Schedule.  Subject to the Performance Conditions provided in Section 3, the Option awarded by this Agreement shall vest in accordance with the vesting provisions set forth in the Notice of Grant.  Shares scheduled to vest on a certain date or upon the occurrence of a certain condition shall not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant shall have been continuously an Employee from the Grant Date until the date such vesting occurs.

3.           Performance Conditions.  The Option is subject to the performance requirements set forth in the Notice of Grant, which must be satisfied as a condition of the Option becoming vested and exercisable.

4.           Administrator Discretion.  The Plan Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan.  If so accelerated, such Option shall be considered as having vested as of the date specified by the Plan Administrator.

5.           Exercise of Option.  This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

This Option shall be exercisable in a manner and pursuant to such procedures as the Plan Administrator may determine, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan (the “Exercise Notice”).  Such Exercise Notice shall be properly completed and delivered in such manner as the Plan Administrator may determine (including electronically).  Payment of the Exercise Price may only be made in such manner as described below, and if appropriate, shall accompany the written notice.  This Option shall be deemed to be exercised upon receipt by the Company (or its designated representative) of the Exercise Notice and completion of payment of the Exercise Price.

In connection with the payment procedure described in Section 6 below, the Participant will be required to sell all of the Shares the Participant elects to exercise and will not be permitted to retain any of the Exercised Shares.  No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with applicable laws.  This Option may not be exercised for a fraction of a share.

6.           Method of Payment.  Notwithstanding any provisions in the Plan to the contrary, the methods of exercise available to the Participant may be restricted.  Subject to the discretion of the Plan Administrator, full payment of the Exercise Price for the Shares to be purchased on exercise of the Option may be subject to a mandatory “cashless” exercise method. Pursuant to the cashless exercise method, upon the Participant’s delivery of a properly executed Exercise Notice together with irrevocable instructions to a broker, agent or other third party approved by the Company, such broker, agent or other third party will simultaneously sell all of the Shares that the Participant is entitled to upon exercise, use the proceeds to pay the Exercise Price (plus any applicable fees and/or taxes) and remit the balance to the Participant in cash.

7.           Termination Period.   Subject to applicable laws, if the Participant ceases to be an Employee, he or she may, but only within three (3) months after the date Participant ceases to be an Employee, exercise this Option to the extent that he or she was entitled to exercise it as of the date of such cessation.  To the extent he or she was not entitled to exercise this Option as of the date of such cessation, or if he or she does not exercise the Option within the time specified herein, the Option shall terminate.

Notwithstanding the provisions above, if Participant ceases to be an employee as a result of his or her Disability, he or she may, but only within twelve (12) months from the date of such cessation, exercise his or her Option to the extent he or she was entitled to exercise it at the date of cessation.  To the extent that he or she was not entitled to exercise this Option at the date of such cessation, or if he or she does not exercise such Option within the time specified herein, the Option shall terminate.

In the event of the death of the Participant during the term of this Option and while an employee, the Option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable, and may be exercised, at any time within twelve (12) months following the date of death, by Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance.

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Notwithstanding the foregoing, in no event may this Option be exercised after the expiration date as provided above and may be subject to earlier termination as provided in Section 13 of the Plan.

8.           Tax Obligations.   The Company and its Subsidiaries shall assess tax and social insurance contribution liability and requirements in connection with the Participant’s participation in the Plan, including, without limitation, tax liability and social insurance contribution liability associated with the grant or exercise of the Option or sale of the underlying Shares (the “Tax Liability”).  These requirements may change from time to time as laws or interpretations change.  Regardless of the Company’s or any Subsidiary’s actions in this regard, the Participant hereby acknowledges and agrees that the Tax Liability shall be the Participant’s ultimate responsibility and liability.  The Participant agrees as a condition of his or her participation in the Plan to make arrangements satisfactory to the Company and its Subsidiaries to enable it to satisfy all withholding, payment and/or collection requirements associated with the satisfaction of the Tax Liability, including authorizing the Company or the Subsidiary to: (i) withhold all applicable amounts from the Participant’s wages or other cash compensation due to the Participant, in accordance with any requirements under the laws, rules, and regulations of the country of which the Participant is a resident, and/or (ii) act as the Participant’s agent to sell sufficient Shares for the proceeds to settle such requirements.  Furthermore, the Participant agrees to pay the Company or the Subsidiary any amount the Company or any Subsidiary may be required to withhold, collect or pay as a result of the Participant’s participation in the Plan or that cannot be satisfied by deduction from the Participant’s wages or other cash compensation paid to the Participant by the Company or the Subsidiary or sale of the Shares acquired under the Plan. The Participant acknowledges that he or she may not participate in the Plan and the Company and the Subsidiary shall have no obligation to deliver Shares until the Tax Liability has been satisfied by the Participant.

9.           Rights as Stockholder.  Neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant.  After such issuance, recordation and delivery, Participant shall have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

10.           Acknowledgments.  In accepting the Option, the Participant acknowledges that:

(a)           Any notice period mandated under applicable laws shall not be treated as continuous service for the purpose of determining the vesting of the Option; and the Participant’s right to receive Shares in settlement of the Option after termination of service, if any, will be measured by the date of termination of the Participant’s service and will not be extended by any notice period mandated under applicable laws.  Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s service has terminated and the effective date of such termination.

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(b)           The Plan is established voluntarily by the Company.  It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(c)           All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company.

(d)           The Participant’s participation in the Plan shall not create a right to continued service with the Company (or any Subsidiary).

(e)           The Participant is voluntarily participating in the Plan.

(f)           The Option is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company (or any Subsidiary), and which is outside the scope of the Participant’s employment contract, if any.

(g)           The Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance payments, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.  This applies to any payment even in those jurisdictions requiring such payments upon termination of employment.

(h)           In the event that the Participant is not an employee of the Company, the Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Option grant will not be interpreted to form an employment contract with any Subsidiary .

(i)           The future value of the underlying Shares is unknown and cannot be predicted with certainty.  If the Participant obtains Shares upon exercise of the Option, the value of those Shares may increase or decrease.

11.           Address for Notices.  Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company at Star City International Building, 10 Jiuxianqiao Road, C-16th Floor, Chaoyang District, Beijing, China or at such other address as the Company may hereafter designate.

12.           Grant is Not Transferable.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

13.           Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14.           Data Privacy Consent. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by and among the Company and each Subsidiary for the exclusive purpose of implementing, administering and managing the Participant’s  participation in the Plan.

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(a)           The Participant understands that the Company (or any Subsidiary) holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).

(b)            The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.  The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative.  The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired upon settlement of the Option.  The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.  The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative.

15.           Additional Conditions to Issuance of Stock.  If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any national, local or applicable law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance shall not occur unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.  The Company shall make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

16.           Special Administration in China.  The grant of the Option, the Participant’s ability to exercise the Option and sale of the Shares shall all be contingent upon the Company or any Subsidiary obtaining approval from SAFE for the related foreign exchange transaction and the establishment of a SAFE-approved bank account. The receipt of funds by the Participant from the sale of the Shares and the conversion of those funds to the local currency must be approved by SAFE.  In order to comply with the SAFE regulations, the proceeds from the sale of the Shares must be repatriated into China through a SAFE-approved bank account set up and monitored by the Company.

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17.           Currency Exchange Risk.    The Participant agrees and acknowledges that the Participant shall bear any and all risk associated with the exchange or fluctuation of currency associated with the Option, including without limitation the exercise of the Option or sale of the Shares (the “Currency Exchange Risk”).  The Participant waives and releases the Company and its Subsidiaries from any potential claims arising out of the Currency Exchange Risk.

18.           Exchange Control Requirements.  The Participant agrees and acknowledges that the Participant shall comply with any and all exchange control requirements applicable to the Option and the sale of Shares and any resulting funds including, without limitation, reporting or repatriation requirements.

19.           Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.  Capitalized terms used and not defined in this Agreement shall have the meaning set forth in the Plan.

20.           Administrator Authority.  The Plan Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested).  All actions taken and all interpretations and determinations made by the Plan Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons.  The Plan Administrator shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.  The Plan Administrator shall, in its absolute discretion, determine when such conditions have been fulfilled.

21.           Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future Options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

22.           Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

23.           Agreement Severable.  In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

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24.           Modifications to the Agreement.  This Agreement constitutes the entire understanding of the parties on the subjects covered.  Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

25.           Amendment, Suspension or Termination of the Plan.  By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan.  Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

26.           Governing Law.  Subject to applicable laws, this Agreement and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the federal laws of the United States, shall be governed by the laws of the State of Utah without giving effect to principles of conflicts of laws.

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AMERICAN DAIRY, INC.

2009 STOCK INCENTIVE PLAN

NOTICE OF GRANT OF PERFORMANCE OPTION

Unless otherwise defined herein, the terms defined in the American Dairy, Inc. 2009 Stock Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Performance Option (the “Notice of Grant”) and the American Dairy, Inc. 2009 Stock Incentive Plan Performance Option Agreement (together, the “Agreement”).

Participant:
Mailing Address:

Participant has been granted, subject to and conditioned upon the approval of the Plan by the Company’s shareholders at a duly constituted meeting, a Performance Option to purchase Shares of common stock, subject to the terms and conditions of the Plan and this Agreement, as follows:

Date of Grant
Number of Shares Granted
Exercise Price per Share
Total Exercise Price
Type of Option
Term/Expiration Date

Vesting Schedule:

Subject to the terms of the Plan and the performance conditions described below, this Performance Option will become exercisable in tranches on the vesting dates set forth in the table below under the heading “Vesting Dates” (each a “Vesting Date”).  As of each Vesting Date, the number of shares that become exercisable under this Option (the “Option Shares”) shall be the product of (i) the number of shares set forth above corresponding to the heading “Number of Shares Granted and (ii) the percentage corresponding to the relevant Vesting Date set forth in the table below under the heading “Vesting Percentage” (each a “Vesting Percentage”).

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Vesting Date	Vesting Percentage

Performance Conditions

The vesting and exercisability of this  Performance Option is subject to the following performance conditions:

The Option shall vest in tranches as of the Vesting Dates in accordance with the Vesting Percentages set forth above if the Participant (a) continues to be employed by the Company as of the relevant Vesting Date, and (b) with respect to the period preceding the Vesting Date (each, a ”Relevant Period”), has met the performance goals established by the Vice President of the Participant’s business unit for the Relevant Period and received satisfactory performance reviews conducted by the Chairman and the Vice Chairman (the “Performance Criteria”).  The Plan Administrator shall have the right to adjust the Performance Criteria at anytime if the Plan Administrator determines that external changes or other unanticipated business conditions have materially affected the fairness of the Performance Criteria and have unduly influenced the Company’s ability to meet them.

If the Participant fails to satisfy the Performance Criteria in any Relevant Period, the Option Shares that would otherwise vest on the corresponding Vesting Date shall be forfeited and cancelled.

[Remainder of Page Intentionally Left Blank]

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By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Performance Option is granted under and governed by the terms and conditions of the Plan and this Agreement.  Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	AMERICAN DAIRY, INC.

Signature	By:	Liu Hua

Print Name	Title:	Vice Chairman, Treasurer and Secretary

PRC ID Card # and Address:

[Signature Page to Performance Option Agreement]

                                    For Use in U.S.

AMERICAN DAIRY, INC.

2009 STOCK INCENTIVE PLAN

PERFORMANCE OPTION AGREEMENT

American Dairy, Inc., a Utah corporation (the “Company”), has granted to the Participant named on the Notice of Grant of Performance Options (the “Notice of Grant”) which is attached hereto an option (the “Option”) to purchase that number of Shares set forth on the Notice of Grant at the exercise price per Share set forth on the Notice of Grant (the “Exercise Price”), subject to all of the terms, definitions and provisions in this Agreement and the Company’s 2009 Stock Incentive Plan (the “Plan”), which is incorporated herein by reference.  Notwithstanding the foregoing, the grant of the Option contemplated herein and the Notice of Grant are subject to and conditioned upon the approval of the Plan by the Company’s shareholders at a duly constituted meeting, and shall have no force or effect until such approval is received.  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.  The terms defined in the Plan shall have the same defined meanings in this Agreement.

1.           Nature of Option.  The Option will either be designated as an Incentive Stock Option (“ISO”) or a Nonstatutory Stock Option (“NSO”). If designated in the Notice of Grant as an ISO, this Option is intended to qualify as an ISO under Section 422 of the Code. However, if this Option is intended to be an ISO, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as an NSO.

2.           Vesting Schedule.  Subject to the Performance Conditions provided in Section 3, the Option awarded by this Agreement shall vest in accordance with the vesting provisions set forth in the Notice of Grant.  Shares scheduled to vest on a certain date or upon the occurrence of a certain condition shall not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant shall have been continuously an Employee from the Grant Date until the date such vesting occurs.

3.           Performance Conditions.  The Option is subject to the performance requirements set forth in the Notice of Grant, which must be satisfied as a condition of the Option becoming vested and exercisable.

4.           Administrator Discretion.  The Plan Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan.  If so accelerated, such Option shall be considered as having vested as of the date specified by the Plan Administrator.

5.           Exercise of Option.  This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

This Option shall be exercisable in a manner and pursuant to such procedures as the Plan Administrator may determine, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan (the “Exercise Notice”).  Such Exercise Notice shall be properly completed and delivered in such manner as the Plan Administrator may determine (including electronically).  Payment of the Exercise Price may only be made in such manner as described below, and if appropriate, shall accompany the written notice.  This Option shall be deemed to be exercised upon receipt by the Company (or its designated representative) of the Exercise Notice and completion of payment of the Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with applicable laws.  Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Participant on the date the Option is exercised with respect to such Exercised Shares.  This Option may not be exercised for a fraction of a share.

6.            Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a)           cash;

(b)           check;

(c)           delivery of a properly executed Exercise Notice together with irrevocable instructions to an agent of the Company to sell the Shares and promptly deliver to the Company that portion of the sale proceeds required to pay the Exercise Price (and any applicable withholding taxes).

7.           Termination Period.   If the Participant ceases to be an Employee, he or she may, but only within three (3) months after the date Participant ceases to be an Employee, exercise this Option to the extent that he or she was entitled to exercise it as of the date of such cessation.  To the extent he or she was not entitled to exercise this Option as of the date of such cessation, or if he or she does not exercise the Option within the time specified herein, the Option shall terminate.

Notwithstanding the provisions above, if Participant ceases to be an Employee as a result of his or her Disability, he or she may, but only within twelve (12) months from the date of such cessation, exercise his or her Option to the extent he or she was entitled to exercise it at the date of cessation.  To the extent that he or she was not entitled to exercise this Option at the date of such cessation, or if he or she does not exercise such Option within the time specified herein, the Option shall terminate.

In the event of the death of the Participant during the term of this Option and while an Employee, the Option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable, and may be exercised, at any time within twelve (12) months following the date of death, by Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance.

Notwithstanding the foregoing, in no event may this Option be exercised after the Expiration Date as provided above and may be subject to earlier termination as provided in Section 13 of the Plan.

8.            Tax Obligations.

(a)           Withholding Taxes.  Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares shall be issued to Participant, unless and until satisfactory arrangements (as determined by the Plan Administrator) shall have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares.  To the extent determined appropriate by the Company in its discretion, it shall have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant.  If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time of the Option exercise, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b)           Notice of Disqualifying Disposition of ISO Shares.  If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Grant Date, or (ii) the date one (1) year after the date of exercise, Participant shall immediately notify the Company in writing of such disposition.  Participant agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

9.            Rights as Stockholder.  Neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant.  After such issuance, recordation and delivery, Participant shall have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

10.           No Guarantee of Continued Employment.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER.  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.

11.           Address for Notices.  Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company at Star City International Building, 10 Jiuxianqiao Road, C-16th Floor, Chaoyang District, Beijing, Chinaor at such other address as the Company may hereafter designate in writing.

12.           Grant is Not Transferable.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

13.           Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14.           Additional Conditions to Issuance of Stock.  If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance shall not occur unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.  The Company shall make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

15.           Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.  Capitalized terms used and not defined in this Agreement shall have the meaning set forth in the Plan.

16.           Administrator Authority.  The Plan Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested).  All actions taken and all interpretations and determinations made by the Plan Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons.  The Plan Administrator shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.  The Plan Administrator shall, in its absolute discretion, determine when such conditions have been fulfilled.

17.           Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future Options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

18.           Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

19.           Agreement Severable.  In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

20.           Modifications to the Agreement.  This Agreement constitutes the entire understanding of the parties on the subjects covered.  Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

21.           Amendment, Suspension or Termination of the Plan.  By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan.  Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

22.           Governing Law.  Subject to applicable laws, this Agreement and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the federal laws of the United States, shall be governed by the laws of the State of Utah without giving effect to principles of conflicts of laws.

AMERICAN DAIRY, INC.

2009 STOCK INCENTIVE PLAN

NOTICE OF GRANT OF PERFORMANCE OPTION

Unless otherwise defined herein, the terms defined in the American Dairy, Inc. 2009 Stock Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Performance Option (the “Notice of Grant”) and the American Dairy, Inc. 2009 Stock Incentive Plan Performance Option Agreement (together, the “Agreement”).

Participant:
Mailing Address:

Participant has been granted, subject to and conditioned upon the approval of the Plan by the Company’s shareholders at a duly constituted meeting, a Performance Option to purchase Shares of common stock, subject to the terms and conditions of the Plan and this Agreement, as follows:

Date of Grant
Number of Shares Granted
Exercise Price per Share
Total Exercise Price
Type of Option
Term/Expiration Date

Vesting Schedule:

Subject to the terms of the Plan and the performance conditions described below, this Performance Option will become exercisable in tranches on the vesting dates set forth in the table below under the heading “Vesting Dates” (each a “Vesting Date”).  As of each Vesting Date, the number of shares that become exercisable under this Option (the “Option Shares”) shall be the product of (i) the number of shares set forth above corresponding to the heading “Number of Shares Granted and (ii) the percentage corresponding to the relevant Vesting Date set forth in the table below under the heading “Vesting Percentage” (each a “Vesting Percentage”).

Vesting Date	Vesting Percentage

Performance Conditions

The vesting and exercisability of this  Performance Option is subject to the following performance conditions:

The Option shall vest in tranches as of the Vesting Dates in accordance with the Vesting Percentages set forth above if the Participant (a) continues to be employed by the Company as of the relevant Vesting Date, and (b) with respect to the period preceding the Vesting Date (each, a ”Relevant Period”), has met the performance goals established by the Vice President of the Participant’s business unit for the Relevant Period and received satisfactory performance reviews conducted by the Chairman and the Vice Chairman (the “Performance Criteria”).  The Plan Administrator shall have the right to adjust the Performance Criteria at anytime if the Plan Administrator determines that external changes or other unanticipated business conditions have materially affected the fairness of the Performance Criteria and have unduly influenced the Company’s ability to meet them.

If the Participant fails to satisfy the Performance Criteria in any Relevant Period, the Option Shares that would otherwise vest on the corresponding Vesting Date shall be forfeited and cancelled.

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2

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Performance Option is granted under and governed by the terms and conditions of the Plan and this Agreement.  Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	AMERICAN DAIRY, INC.

Signature	By:	Liu Hua

Print Name	Title:	Vice Chairman, Treasurer and Secretary

Address: